EXHIBIT 99.5



                          Independent Auditor's Report
                          ----------------------------


Board of Directors
First Guaranty Financial Corporation

We have audited the accompanying balance sheet of First Guaranty Financial Corporation as of September 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Guaranty Financial Corporation at September 30, 2000, and the results of its operations, and it's cash flows for the year ended September 30, 2000 in conformity with generally accepted accounting principles.




L. George Hukriede Accountancy Corp.
December 5, 2001


                                FIRST GUARANTY FINANCIAL CORPORATION
                                            BALANCE SHEET
                               SEPTEMBER 30, 2001 (Unaudited) AND 2000

                                                                       (Unaudited)
                                                                          2001             2000
                                                                       ------------    ------------
            ASSETS
            ------
Current Assets:
      Cash and cash equivalents                                        $    481,904    $     68,937
      Accounts Receivable                                                   387,584         199,991
      Loans held for sale                                                40,339,934      19,103,534
                                                                       ------------    ------------
                         Total Current Assets                            41,209,422      19,372,462
                                                                       ------------    ------------
Restricted Assets:
      MIP Account, Contra                                                   104,359          82,926
      203 Account, Contra                                                    28,028          27,491
                                                                       ------------    ------------
                         Total Restricted Assets                            132,387         110,417
                                                                       ------------    ------------
Property and Equipment; at Cost:
      Furniture and Fixtures                                                 72,211          72,211
      Computers and Software                                                274,749         274,749
      Office Equipment                                                       56,053          56,053
                                                                       ------------    ------------
                         Total                                              403,013         403,013
      Accumulated Depreciation                                              272,893         173,605
                                                                       ------------    ------------
                         Property and Equipment, Net                        130,120         229,408
                                                                       ------------    ------------
Other Assets:
      Deferred Tax Credit                                                   340,000            --
      Note Receivable, EMB Corporation                                         --           550,000
      EMB Series E Convertible Shares @ par Value                           200,000       1,893,750
                                                                       ------------    ------------
                         Total Other Assets                                 540,000       2,443,750
                                                                       ------------    ------------
                         Total Assets                                  $ 42,011,929    $ 22,156,037
                                                                       ============    ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
Current Liabilities:
      Cash Overdraft                                                   $     10,927    $      7,418
      Accounts Payable                                                      428,839         188,244
      Accrued Payroll                                                        92,076            --
      Payroll Taxes Payable                                                   2,461            --
      MIP Account, Contra                                                    87,622          82,926
      203 Account, Contra                                                     9,898          27,491
      State Franchise Tax Payable                                            12,648            --
      Current Portion of Long Term Debt                                      66,418          66,418
      Warehouse Credit Line                                              40,339,934      19,103,534
                                                                       ------------    ------------
                         Total Current Liabilities                       41,050,823      19,476,031
                                                                       ------------    ------------
Long Term Debt:
      Note Payable                                                           92,222         172,699
                                                                       ------------    ------------
Other Liabilities:
      Note Payable, Stockholders                                               --           400,000
                                                                       ------------    ------------
Stockholders' Equity:
      Common Stock, 10,000 shares authorized, issued and outstanding        170,997         170,997
      Preferred Convertible Shares                                          200,000            --
      Paid-In-Capital                                                     1,532,344       3,576,094
      Retained Earnings                                                  (1,034,457)     (1,639,784)
                                                                       ------------    ------------
                         Total Stockholders' Equity                         868,884       2,107,307
                                                                       ------------    ------------
                         Total Liabilities and Stockholders' Equity    $ 42,011,929    $ 22,156,037
                                                                       ============    ============


               The Accompanying Report and Notes are integral parts of this Statement.

                                                 -2-

                      FIRST GUARANTY FINANCIAL CORPORATION
                             STATEMENT OF OPERATIONS
        FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 (Unaudited) AND 2000

                                                    (Unaudited)
                                                       2001             2000
                                                    -----------     -----------
REVENUES
       Fees and premiums                            $ 7,035,083     $ 3,346,320
       Interest income                                1,870,735         270,256
       Other                                            347,684         201,799
       Gain Sale of Securities                             --            65,275
                                                    -----------     -----------
                 Total Revenue                        9,253,502       3,883,650
                                                    -----------     -----------
EXPENSES
       Advertising                                        7,586          47,958
       Auto                                               8,947            --
       Commissions                                    1,451,840         508,116
       Credit reports                                      --            38,219
       Consulting fees                                  198,128         245,492
       Contract services                                 20,949            --
       Contributions                                      2,563            --
       Depreciation                                      99,288          96,080
       Employee benefits & expenses                      37,795          74,065
       Equipment rental                                  33,425          44,555
       Freight and courier                              178,907          94,797
       Insurance                                         23,599          19,443
       Internet service                                    --             5,964
       Interest and fees                              2,723,615       1,041,548
       Investor fee expense                             636,024         200,115
       Bank Fees                                        290,096            --
       Taxes, Licenses and permits                       58,006           2,970
       Loan origination and settlement                  321,538         129,965
       Other                                             45,160            (373)
       Office supplies                                   78,916          28,473
       Payroll taxes                                    215,294         154,008
       Printing and reproduction                          3,628           8,726
       Professional development                          37,921           1,199
       Professional fees                                 52,488            --
       Quality control                                   17,762          19,570
       Recruiting                                        16,312            --
       Rent                                             283,512         129,781
       Repairs and maintenance                           38,784          15,033
       Salaries and wages                             1,961,234         935,304
       Telephone                                         96,178          36,808
       Travel and entertainment                          33,597          18,916
       Utilities                                          2,435           2,973
                                                    -----------     -----------
                 Total Expenses                       8,975,527       3,899,705
                                                    -----------     -----------
NET LOSS FROM OPERATIONS                            $   277,975     $   (16,055)
                                                    -----------     -----------
Taxes on Operations
       Federal                                      $    93,211     $      --
       State                                             26,058            --
                                                    -----------     -----------
                                                        119,269               0
       Deferred Tax Credit                              106,621            --
                                                    -----------     -----------
                 Net Tax Liability                       12,648               0
                                                    -----------     -----------
NET PROFIT                                          $   265,327     $   (16,055)
                                                    ===========     ===========


     The Accompanying Report and Notes are integral parts of this Statement.

                                            FIRST GUARANTY FINANCIAL CORPORATION
                                              STATEMENT OF STOCKHOLDER'S EQUITY
                              FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 (Unaudited) AND 2000


                                                                                                  Accumulated
                                                                                                    Other           Total
                                          Common       Preferred      Paid in       Retained     Comprehensive   Stockholers'
                                           Stock         Stock        Capital        Earning        Income          Equity
                                        -----------   -----------   -----------    -----------    -----------    -----------
Balance September 30, 1999              $   170,997   $         0   $ 2,280,179    $(1,623,729)   $    65,275    $   892,722

Income (Loss)                                  --            --            --          (16,055)          --          (16,055)

Realized Gain                                  --            --            --             --          (65,275)       (65,275)

Contribution, Cash                             --            --         111,000           --             --          111,000

Reclassification to Note Payable               --            --        (400,000)          --             --         (400,000)

Contribution of Note Receivable                --            --         550,000           --             --          550,000

Contribution of Stock                          --            --       1,034,915           --             --        1,034,915
                                        -----------   -----------   -----------    -----------    -----------    -----------

Balance September 30. 2000              $   170,997   $         0   $ 3,576,094    $(1,639,784)   $         0    $ 2,107,307

Income (Loss)                                  --            --            --          265,327           --          265,327

Deferred Tax Credit                            --            --            --          340,000           --          340,000

Preferred Stock/Issued in Exchange
    for EMB Preferred Stock                    --       4,000,000          --             --             --        4,000,000

Replaced Investments Notes:

    Note Receivable                            --            --        (550,000)          --             --         (550,000)

    Investment in Genesisintermedia            --            --      (1,893,750)          --             --       (1,893,750)

    Note Payables                              --            --         400,000           --             --          400,000
                                        -----------   -----------   -----------    -----------    -----------    -----------

Balance September 30. 2001(Unaudited)   $   170,997   $ 4,000,000   $ 1,532,344    $(1,034,457)   $         0    $ 4,668,884
                                        ===========   ===========   ===========    ===========    ===========    ===========


                           The Accompanying Report and Notes are integral parts of this Statement.

                            FIRST GUARANTY FINANCIAL CORPORATION
                                   STATEMENT OF CASH FLOWS
              FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 (Unaudited) AND 2000

                                                                (Unaudited)
                                                                    2001            2000
                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Reconciliation of net income (loss) to net
      cash flows from operating activities
        Net profit (loss)                                       $    265,327    $    (16,055)
        Depreciation                                                  99,288          90,080
        (Increase) Decrease in accounts receivable                  (187,593)        169,708
        (Increase) Decrease in loans held for sale               (21,236,400)     (2,641,759)
        (Increase) Decrease in restricted assets                     (21,970)           --
        Increase in accounts payable                                 240,595        (363,135)
        Increase in income taxes payable                              12,648            --
        Increase in other payables                                    81,640        (145,587)
        Increase in warehouse credit line                         21,236,400       2,641,759
                                                                ------------    ------------
                    Net cash flows provided by (used by)
                     operating activities                            489,935        (264,989)
                                                                ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Decrease in Securities sold - not purchased                     --           151,701
        Purchase of property and equipment                              --           (20,983)
        Increase in investments                                         --            36,862
                                                                ------------    ------------
                    Net cash provided by investing activities              0         167,580
                                                                ------------    ------------
CASH FLOW FROM FINANCING ACTIVITIES
        Cash contributed to paid-in-capital                             --           111,000
        Increase in debt                                                --              --
        Principal paid on note payable                               (80,477)        (49,771)
                                                                ------------    ------------
                    Net cash applied by financing activities         (80,477)         61,229
                                                                ------------    ------------
NET DECREASE in Cash and Cash Equivalents                            409,458         (36,180)
CASH and Cash Equivalents, beginning of year                          61,519          97,699
                                                                ------------    ------------
CASH and Cash Equivalents, end of year                          $    470,977    $     61,519
                                                                ============    ============

Interest Paid                                                   $  2,729,615    $  1,041,548
                                                                ============    ============
Income Taxes Paid                                               $       --      $       --
                                                                ============    ============
Non-Cash Items:
     Note receivable, acquired                                  $       --      $    550,000
                                                                ============    ============
     Contribution of stock, addition                            $       --      $  1,034,915
                                                                ============    ============
     Deferred tax credit                                        $    340,000    $       --
                                                                ============    ============
     Issuance of preferred stock, exchanged                     $  4,000,000    $       --
                                                                ============    ============
     Withdrawal of note receivable, exchanged                   $   (550,000)   $       --
                                                                ============    ============
     Withdrawal of investment, exchanged                        $ (1,893,750)   $       --
                                                                ============    ============
     Withdrawal of note payable, exchanged                      $    400,000    $       --
                                                                ============    ============


           The Accompanying Report and Notes are integral parts of this Statement.

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


                      FIRST GUARANTY FINANCIAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2001 (Unaudited) AND 2000


ORGANIZATION
------------

First Guaranty Financial Corporation (The Company) is a California corporation organized June 13, 1988. The Company is a HUD-sponsored Title I and Title II direct endorsement, VA/LAPP approved, non-supervised mortgage. The Company originates, funds, purchases and sells HUD-insured mortgages and conventional loans and sells these loans to financial institutions or other entities. The Company is required to present audited financial statements to regulatory agencies to maintain approval to issue insured mortgages. The Company is also subject to the laws and regulations issued by HUD and other regulatory agencies.

During the end of calendar year 1999, the Corporation ceased operations in Texas and moved its headquarters to Santa Ana, California.

As of September 30, 2001 at 4:00 local time, 100% of the outstanding shares of First Guaranty Financial Corporation were acquired by EMB Corporation, a Publicly-traded Hawaii Corporation. The affects of this transaction are explained in a separate note. There was no change of corporate officers or management as a result of this transaction.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

Use of Estimates - The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statement, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and income and expenses for the periods. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the fair value of loans held for sale.

Revenue Recognition - The financial statements of the Company are prepared using the accrual basis of accounting whereas revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles. In concurrence with industry practice, loan fees and commissions are recognized when the primary lenders fund the related loans.

Accounts Receivable - No allowance for uncollectible accounts has been provided. Management has evaluated the accounts and believes they are all collectible.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

                      FIRST GUARANTY FINANCIAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2001 (Unaudited) AND 2000


PROPERTY AND EQUIPMENT
----------------------

Equipment is depreciated, using the straight-line method, over estimated useful lives of five to seven years. Depreciation expense for the fiscal year ended September 30, 2001 was $99,288 compared to $90,080 for the fiscal year ended September 30, 2000.

INCOME TAXES
------------

First Guaranty Financial Corporation had a net operating loss carryover from prior years, of $1,211,573 and a capital loss carryover of $86,426 which could be applied against future capital gains. The Company elected to forego any loss carry-back and will apply the losses to future years. At September 30, 2001, the deferred tax credit resulting from the loss carryovers of $340,000 is reflected as an other asset and a correction to retained earnings. Previously a valuation allowance offset this due to lack of profits. It now appears this will be able to be utilized in the future. Current operations resulted in a Federal tax liability of $93,211 and a State liability of $26,058. The loss carryovers resulted in credits which offset all but $12,648 of State taxes. This is the remaining liability for the fiscal year ended September 30, 2001. Operations for the fiscal year ended September 30, 2000, resulted in a loss and no tax liability for either Federal or State purposes.

NOTES PAYABLE
-------------

The Company has a $300,000 line of credit, secured by furniture and a life insurance policy, which at September 30, 2001, had an outstanding balance of $158,640. The interest rate is 10.5% per annum. Payments are $5,535 per month principal plus interest. The line cannot be drawn upon without approval and can only be withdrawn prior to the expiration date of September 29, 2004, if the note goes into default.

The remaining principal repayment schedule as of September 30,:

                                           2001                2000
                                           ----                ----
           FYE:     9/01                $     --           $   66,418
                    9/02                    66,418             66,418
                    9/03                    66,418             66,418
                    9/04                    25,804             37,863
                                        ----------         ----------
                                        $  158,640         $  239,117
                                        ==========         ==========

                      FIRST GUARANTY FINANCIAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2001 (Unaudited) AND 2000


REGULATORY CAPITAL REQUIREMENTS
-------------------------------

As an approved HUD non-supervised lender, First Guaranty Financial Corporation is subject to adjusted capital requirements of $1,000,000, and minimum liquidity requirements of $100,000.

CONCENTRATION OF RISK
---------------------

Amounts on deposit with one financial institution often exceed the federally insured limit of $100,000. This was true at the end of the fiscal year.

LEASE COMMITMENTS
-----------------

The company has leased facilities Santa Ana, California for a period ending July 25, 2005.

The monthly rent is as follows:

         Fiscal year ended: September 30, 2002            $ 143,196
                            September 30, 2003              184,411
                            September 30, 2004              184,411
                            September 30, 2005              153,676

There is a sublease on a portion of this property until July 25, 2002, in the amount of $7,337 per month.

Offices in Rancho Cucamonga are being rented on a month-to-month basis.

There are multiple month-to-month leases on equipment.

LINE OF CREDIT
--------------

First Guaranty Financial Corporation has entered into a revolving mortgage purchase facilities totaling $50,000,000. This arrangement is used to fund one-to-four family residential first mortgages originated by the Company. Prior to funding, the Company is required to have written investor commitments. These one-to-four family mortgages also serve as the collateral for the line of credit. Daily interest is charged for each loan outstanding at a rate determined by the agreement and varies from time-to-time. As of September 30, 2000, $19,103,534 was outstanding on this line. As of September 30, 2001, the outstanding balance was $40,339,934.

                      FIRST GUARANTY FINANCIAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                     SEPTEMBER 30, 2001 (Unaudited) AND 2000


ADJUSTMENT TO PRIOR YEAR
------------------------

The Note of $400,000 from the stockholder was eliminated as a result of the purchase agreement noted herein.

NOTE RECEIVABLE
---------------

At September 30, 2000 the Corporation had a note from EMB Corporation in the amount of $1,100,000 assigned to it by World Trends Financial Ltd. The Note was due July 15, 2003 with 8% interest. This note had been discounted in the accompanying financial statements to $550,000 to conservatively reflect an amount that should be realized. No interest was accrued for the same reason. The $550,000 was recorded in paid-in capital. See note on purchase agreement.

INVESTMENT
----------

At September 30, 2000 the Company had 100,000 shares of Genesisintermedia.Com Inc. Stock contributed with a market value of $1,893,750. This was an addition to paid-in capital of $1,034,915 as it replaced prior stock contributed as paid-in capital. See note on purchase agreement.

PURCHASE AGREEMENT
------------------

As part of the purchase agreement, EMB Corporation contributed two million shares (2,000,000) of its convertible preferred stock with a par value of $2.00 per share. This $4,000,000 is treated as additional equity. Also, the note for $1,100,000 from EMB to First Guaranty, which had been discounted at September 30, 2000 to $550,000, was withdrawn as was the Genesisinterdia.com common stock which had been valued at $1,893,750 at September 30, 2000. Also, as part of this transaction the $400,000 which had been due the prior shareholders was removed. As consideration for this, EMB received 100,000 shares of First Guaranty Series A Convertible Preferred stock.

EMB agreed to provide $1,000,000 of additional equity to First Guaranty during the twelve months period ended September 30, 2002. Subject to mutual agreement to both companies, the EMB Preferred Shares identified above may be deemed to satisfy part or all of this obligation. Due to this condition, the note has not been recorded on the accompanying financial statements.